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                                                                      Exhibit 21
                                                                     (unaudited)





The following table lists all of the subsidiaries of Philadelphia Suburban Corporation at December 31, 1999:


           Philadelphia Suburban Water Company (Pa.)
           Utility & Municipal Services, Inc. (Pa.)
           PSC Services, Inc. (Del.)
           Suburban Wastewater Company (Pa.)
           Suburban Environmental Services, Inc. (Pa.)
           Little Washington Wastewater Company (Pa.)
           Drexel Hill Corporation (Pa.)
           Pennsylvania Suburban Water Company (Pa.)
           Consumers Water Company (Pa.)
           Consumers Ohio Water Company (Ohio)
           Consumers Illinois Water Company (Illinois)
           Consumers New Jersey Water Company (New Jersey)
           Consumers Maine Water Company (Maine)
           Consumers Pennsylvania Water Company - Shenango Valley Division (Pa.) Consumers Pennsylvania Water Company - Roaring Creek Division (Pa.) Consumers Pennsylvania Water Company - Susquehanna Division (Pa.) Masury Water Company (Ohio)